500 Laurel Street
Baton Rouge, LA 70801
Phone: 877.614.7600

FOR IMMEDIATE RELEASE
July 23, 2026

Media Contact: Misty Albrecht
b1BANK
225.286.7879
media@b1BANK.com
Business First Bancshares, Inc., Announces Financial Results for Q2 2026
Baton Rouge, La. (July 23, 2026) – Business First Bancshares, Inc. (NASDAQ: BFST) (Business First), parent company of b1BANK, today announced its unaudited results for the quarter ended June 30, 2026. Business First reported net income available to common shareholders of $22.8 million or $0.70 per diluted common share, increases of $0.6 million and $0.02, respectively, compared to the linked quarter. On a non-GAAP basis, core net income for the quarter ended June 30, 2026, which excludes certain income and expenses, was $23.3 million or $0.71 per diluted common share, decreases of $0.7 million and $0.02 from the linked quarter.
"Our second-quarter results — marked by solid organic loan origination, margin expansion, growth in capital, and improving asset quality trends — are laying the foundation we expected for a strong second half of the year," said Jude Melville, Chairman, President, and CEO of Business First. "Meta's recently announced additional $40 billion investment in Northeast Louisiana, the expected full integration of our Progressive acquisition in August, and meaningful growth in our Houston-area pipeline — along with other positive developments across our markets — give our team significant opportunities to build on as we execute on our growth plans."

On Thursday, July 23, 2026, Business First’s board of directors declared a quarterly preferred dividend in the amount of $18.75 per share, which is the full quarterly dividend of 1.875% based on the per annum rate of 7.50%. Additionally, the board of directors declared a quarterly common dividend based upon financial performance for the second quarter in the amount of $0.15 per share of common stock. The preferred and common dividends will be paid on August 31, 2026, or as soon thereafter as practicable, to the shareholders of record as of August 15, 2026.

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Quarterly Highlights
• Consistent Core Performance. Return to common shareholders on average assets, on an annualized basis, was 1.03% for the quarter ended June 30, 2026, or 1.05% on a non-GAAP basis, compared to 1.01% or 1.10% on a non-GAAP basis for the linked quarter. Return to common shareholders on average equity on an annualized basis, was 9.83% for the quarter ended June 30, 2026, or 10.05% on a non-GAAP basis, compared to 9.77%, or 10.57% on a non-GAAP basis for the linked quarter.
• American Planning Corporation Acquisition. On June 29, 2026, Business First completed the acquisition of American Planning Corporation, a financial consulting firm serving community banks since 1972. CEO T. Jefferson Fair and his team joined Smith Shellnut Wilson, LLC (SSW), a b1BANK subsidiary, expanding SSW’s advisory platform to serve SSW and b1 Financial Services Group clients nationwide.
• Margin Expansion. Net interest margin expanded 8 basis points (bps) to 3.73% for the quarter ended June 30, 2026, or 3.68% on a non-GAAP basis, compared to 3.65% or 3.60%, respectively, for the linked quarter. The expansion was driven by a slight improvement in book yield on loans and continued deposit cost management.
• Improving Shareholder Value. During the second quarter, as part of a previously announced stock repurchase program, Business First repurchased 176,849 shares, with a market value of $4.8 million, at a weighted average price of $27.22 per share. Common equity to total assets increased from 10.32% to 10.52%.
• Strengthening Capital Position. Tangible common equity to tangible assets increased from 8.65% to 8.79%, an increase of 1.67% or 6.71% annualized, compared to the linked quarter. Book value per common share increased to $28.79 at June 30, 2026, compared to $28.18 at March 31, 2026. On a non-GAAP basis, tangible book value per common share increased from $23.18 at the linked quarter to $23.61 at June 30, 2026, an increase of 1.85% or 7.42% annualized. Consolidated total risk based capital ratio increased to 13.77% from 13.08%, an increase of 0.69% from the prior quarter. The linked quarter capital build was driven by the successful completion of our April 2nd issuance of $85.0 million fixed-to-floating rate subordinated debt.
• Balance Sheet Repositioning. Completed the sale of $100.3 million lower-yielding acquired Progressive loans during the quarter, including $55.3 million of residential mortgages at a weighted average yield net of fees of 3.0% and $45.0 million of commercial real estate loans at a weighted average yield net of fees of 3.5%.
Statement of Financial Condition
Loans
Loans held for investment decreased $24.8 million or 0.37%, 1.49% annualized, compared to the linked quarter. During the quarter, organic loan production of
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approximately $96.4 million, or 5.8% annualized, was offset by the sale of $88.3 million of acquired loans and the resolution and reduction of $21.0 million on a nonperforming loan.
Credit Quality
The ratio of nonperforming loans compared to loans held for investment decreased 27 bps to 1.26% at June 30, 2026, while the ratio of nonperforming assets compared to total assets decreased 15 bps to 1.23% compared to the linked quarter. The decreases in the nonperforming loans and assets ratios over the linked quarter were largely attributable to previously identified commercial real estate and commercial business relationships that the Company resolved during the second quarter. Net charge-offs to average quarterly total loans increased to 4 bps for the quarter ended June 30, 2026, up from 1 bps from the linked quarter.
Securities
The securities portfolio decreased $4.7 million or 0.45%, from the linked quarter, impacted by $2.6 million in positive pre-tax fair value adjustments. The securities portfolio, based on estimated fair value, represented 11.69% of total assets as of June 30, 2026.
Deposits
Deposits as of June 30, 2026 decreased $229.4 million or 3.07%, 12.33% annualized, compared to the linked quarter. During the second quarter, interest-bearing deposits decreased $237.9 million or 4.04% and noninterest-bearing deposits increased $8.5 million or 0.54%. The decrease in interest-bearing deposits was largely impacted by approximately $71.8 million in commercial money market accounts and $62.6 million in brokered deposits. Average interest-bearing deposits decreased $145.0 million or 2.46%, and noninterest-bearing deposits decreased $2.9 million or 0.19% from the linked quarter.
Borrowings
Borrowings increased $206.3 million or 53.66%, from the linked quarter due primarily to increases in short-term Federal Home Loan Bank advances.
Shareholders’ Equity
Shareholders' equity increased $17.4 million or 1.76% compared to the linked quarter. Accumulated other comprehensive loss decreased from $37.9 million to $35.8 million or 5.51%, during the quarter due to after-tax fair value adjustments in the securities portfolio. Book value per common share increased to $28.79 at June 30, 2026, compared to $28.18 at March 31, 2026. On a non-GAAP basis, tangible book value per
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common share increased from $23.18 at the linked quarter to $23.61 at June 30, 2026, 1.85% or 7.42% annualized.
Results of Operations
Net Interest Income
For the quarter ended June 30, 2026, net interest income totaled $77.8 million, compared to $75.2 million from the linked quarter. Loan yields increased 2 bps to 6.63% compared to 6.61% from the linked quarter and interest-bearing asset yields increased 7 bps to 6.02% compared to 5.95% from the linked quarter. Net interest margin and net interest spread were 3.73% and 2.99% compared to 3.65% and 2.91% for the linked quarter. The overall cost of funds, which included noninterest-bearing deposits, decreased 1 bps from 2.45% to 2.44% for the quarter ended June 30, 2026.
Non-GAAP net interest income (excluding loan discount accretion of $1.0 million) totaled $76.8 million for the quarter ended June 30, 2026, compared to $74.1 million (excluding loan discount accretion of $1.1 million) for the linked quarter. Non-GAAP net interest margin and net interest spread (excluding loan discount accretion of $1.0 million) were 3.68% and 2.94%, respectively, for the quarter ended June 30, 2026, compared to 3.60% and 2.85% (excluding loan discount accretion of $1.1 million) for the linked quarter.
Provision for Credit Losses
During the quarter ended June 30, 2026, Business First recorded a provision for credit losses of $2.0 million, compared to $2.3 million from the linked quarter. At June 30, 2026, the ratio of allowance for credit losses to loans held for investment was 1.02%, compared to 1.03% for the linked quarter.
Other Income
For the quarter ended June 30, 2026, other income decreased $0.1 million or 0.59%, compared to the linked quarter. The decrease was largely attributable to a $1.2 million decrease in swap fee income, partially offset by a $0.5 million gain on redemption of debt and a $0.2 million increase in gain on sales of loans.
Other Expenses
For the quarter ended June 30, 2026, other expenses increased $2.1 million or 3.57% compared to the linked quarter. The increase was largely attributable to increases of $1.1 million each in advertising and promotions expense and other expenses and increases of $0.6 million each in legal and other professional fees and regulatory assessments, partially offset by a $1.1 million decrease in merger and conversion-related expenses.
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Return on Assets and Common Equity
Return to common shareholders on average assets and common equity, each on an annualized basis, were 1.03% and 9.83% for the quarter ended June 30, 2026, compared to 1.01% and 9.77%, respectively, for the linked quarter. Non-GAAP return to common shareholders on average assets and common equity, each on an annualized basis, were 1.05% and 10.05% for the quarter ended June 30, 2026, compared to 1.10% and 10.57% for the linked quarter.
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Conference Call and Webcast
Executive management will host a conference call and webcast to discuss results on Thursday, July 23, 2026, at 4:00 p.m. Central Time. Interested parties may attend the call by dialing toll-free 1-800-715-9871 (North America only), conference ID 4840024, or asking for the Business First Bancshares conference call. The live webcast can be found at https://edge.media-server.com/mmc/p/ow56nmrd. On the day of the presentation, the corresponding slide presentation will be available to view on the b1BANK website at https://www.b1bank.com/shareholder-info.
About Business First Bancshares, Inc.
Business First Bancshares, Inc., (Nasdaq: BFST) through its banking subsidiary b1BANK, has $8.9 billion in assets, $5.6 billion in assets under management through b1BANK’s affiliate Smith Shellnut Wilson, LLC (SSW) (not including $1.0 billion of b1BANK assets managed by SSW) and operates Banking Centers and Loan Production Offices in markets across Louisiana and Texas providing commercial and personal banking products and services. b1BANK is a 2024 Mastercard “Innovation Award” winner and multiyear winner of American Banker Magazine’s “Best Banks to Work For.” Visit b1BANK.com for more information.
Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures (e.g., referenced as “core” or “tangible”) intended to supplement, not substitute for, comparable GAAP measures. “Core” measures typically adjust income available to common shareholders for certain significant activities or transactions that, in management’s opinion, can distort period-to-period comparisons of Business First’s performance. Transactions that are typically excluded from non-GAAP “core” measures include realized and unrealized gains/losses on former bank premises and equipment, investment sales, acquisition- related expenses (including, but not limited to, legal costs, system conversion costs, severance and retention payments, etc.). “Tangible” measures adjust common equity by subtracting goodwill, core deposit intangibles, and customer intangibles, net of accumulated amortization. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of Business First’s core business. These non- GAAP disclosures are not necessarily comparable to non-GAAP measures that may be presented by other companies. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided at the end of the tables below.
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Special Note Regarding Forward-Looking Statements
Certain statements contained in this release may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “might,” “will,” “would,” “could,” or “intend.” We caution you not to place undue reliance on the forward-looking statements contained in this news release, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors, including those factors specified in our Annual Report on Form 10-K and other public filings. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this news release.
Additional Information
For additional information about Business First, you may obtain Business First’s reports that are filed with the Securities and Exchange Commission (SEC) free of charge by using the SEC’s EDGAR service on the SEC’s website at www.SEC.gov or by contacting the SEC for further information at 1-800-SEC-0330. Alternatively, these documents can be obtained free of charge from Business First by directing a request to: Business First Bancshares, Inc., 500 Laurel Street, Suite 101, Baton Rouge, Louisiana 70801, Attention: Corporate Secretary.
No Offer or Solicitation
This release does not constitute or form part of any offer to sell, or a solicitation of an offer to purchase, any securities of Business First. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Investor Relations Contacts:

Gregory Robertson
337.721.2701
Gregory.Robertson@b1bank.com
Matt Sealy
225.388.6116
Matt.Sealy@b1bank.com

b1BANK.com

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Business First Bancshares, Inc.
Selected Financial Information
(Unaudited)
	Three Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025
(Dollars in thousands)

Balance Sheet Ratios

Loans (HFI) to Deposits	92.04%	89.54%	94.21%
Shareholders' Equity to Assets Ratio	11.33	11.13	10.67

Loans Receivable Held for Investment (HFI)

Commercial	$1,988,696	$1,943,412	$1,960,974
Real Estate:
Commercial	2,824,015	2,841,626	2,533,761
Construction	693,477	685,817	600,292
Residential	1,079,018	1,141,220	879,891
Total Real Estate	4,596,510	4,668,663	4,013,944
Consumer and Other	74,241	72,188	72,732
Total Loans (Held for Investment)	$6,659,447	$6,684,263	$6,047,650

Allowance for Loan Losses

Balance, Beginning of Period	$63,655	$53,959	$56,863
Progressive - PCD ALLL	—	9,264	—
Charge-offs – Quarterly	(3,208)	(1,104)	(921)
Recoveries – Quarterly	293	181	99
Provision for Loan Losses – Quarterly	1,718	1,355	2,455
Balance, End of Period	$62,458	$63,655	$58,496

Allowance for Loan Losses to Total Loans (HFI)	0.94%	0.95%	0.97%
Allowance for Credit Losses to Total Loans (HFI) (1)	1.02	1.03	1.02
Net Charge-offs to Average Quarterly Total Loans	0.04	0.01	0.01

Remaining Loan Purchase Discount	$7,341	$15,818	$10,099

Nonperforming Assets

Nonperforming Loans:
Nonaccrual Loans	$80,124	$100,803	$56,377
Loans Past Due 90 Days or More	4,011	1,404	2,467
Total Nonperforming Loans	84,135	102,207	58,844
Other Nonperforming Assets:
Other Real Estate Owned	25,109	20,898	1,473
Other Nonperforming Assets	—	—	—
Total Other Nonperforming Assets	25,109	20,898	1,473
Total Nonperforming Assets	$109,244	$123,105	$60,317

Nonperforming Loans to Total Loans (HFI)	1.26%	1.53%	0.97%
Nonperforming Assets to Total Assets	1.23	1.38	0.76

(1) Allowance for Credit Losses includes the Allowance for Loan Loss and Reserve for Unfunded Commitments.

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Business First Bancshares, Inc.
Selected Financial Information
(Unaudited)

	Three Months Ended				Six Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025		June 30, 2026	June 30, 2025
(Dollars in thousands, except per share data)

Per Share Data

Basic Earnings per Common Share	$0.70	$0.68	$0.70		$1.38	$1.36
Diluted Earnings per Common Share	0.70	0.68	0.70		1.37	1.35
Dividends per Common Share	0.15	0.15	0.14		0.30	0.28
Book Value per Common Share	28.79	28.18	26.23		28.79	26.23

Average Common Shares Outstanding	32,589,951	32,579,934	29,517,495		32,584,970	29,354,228
Average Diluted Common Shares Outstanding	32,763,608	32,785,554	29,586,975		32,778,199	29,500,061
End of Period Common Shares Outstanding	32,535,659	32,624,887	29,602,970		32,535,659	29,602,970

Annualized Performance Ratios

Return to Common Shareholders on Average Assets (1)	1.03%	1.01%	1.07%		1.02%	1.04%
Return to Common Shareholders on Average Common Equity (1)	9.83	9.77	10.87		9.80	10.68
Net Interest Margin (1)	3.73	3.65	3.68		3.69	3.68
Net Interest Spread (1)	2.99	2.91	2.88		2.95	2.90
Efficiency Ratio (2)	64.83	64.45	62.83		64.65	63.33

Total Quarterly/Year-to-Date Average Assets	$8,916,954	$8,893,419	$7,791,371		$8,905,251	$7,771,288
Total Quarterly/Year-to-Date Average Common Equity	931,020	922,037	765,884		926,553	754,470

Other Expenses

Salaries and Employee Benefits	$33,120	$33,039	$28,317		$66,159	$57,814
Occupancy and Equipment Expense	8,279	8,122	7,162		16,401	14,518
Advertising and Promotions	2,606	1,508	1,088		4,114	2,379
Communications	638	652	590		1,290	1,181
Ad Valorem Shares Tax	977	978	1,125		1,955	2,250
Data Processing Fees	3,317	3,712	5,321		7,029	8,557
Directors' Fees	247	260	193		507	472
Insurance	432	411	435	424	843	839
Legal and Other Professional Fees	1,661	1,085	1,093		2,746	2,106
Office Supplies and Printing	278	313	300		591	611
Regulatory Assessments	1,534	984	933		2,518	2,190
Merger and Conversion-Related Expenses	303	1,377	210		1,680	460
Other	6,133	5,030	4,439		11,163	8,407
Total Other Expenses	$59,525	$57,471	$51,206		$116,996	$101,784
b1BANK.com

Business First Bancshares, Inc.
Selected Financial Information
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
(Dollars in thousands, except per share data)

Other Income

Service Charges on Deposit Accounts	$3,197	$3,142	$2,633	$6,339	$5,493
Gain (Loss) on Sales of Securities	(6)	80	(47)	74	(48)
Gain on Sales of Loans	1,583	1,341	781	2,924	2,037
Debit Card and ATM Fee Income	2,415	2,306	1,958	4,721	3,816
Cash Value of Life Insurance Income	902	831	758	1,733	1,566
Fees and Brokerage Commission	2,387	2,261	1,980	4,648	4,128
Pass-Through Income (Loss) from Other Investments	14	135	(246)	149	505
Gain on Extinguishment/Redemption of Debt	545	—	—	545	630
Gain on Branch Sale	—	—	3,360	—	3,360
Swap Fee Income	385	1,537	808	1,922	1,547
Other	2,545	2,417	2,430	4,962	4,607
Total Other Income	$13,967	$14,050	$14,415	$28,017	$27,641

(1) Average outstanding balances are determined utilizing daily averages and average yield/rate is calculated utilizing an actual day count convention.
(2) Noninterest expense (excluding provision for loan losses) divided by noninterest income plus net interest income less gain/loss on sales of securities.
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Business First Bancshares, Inc.
Consolidated Balance Sheets
(Unaudited)

	June 30, 2026	March 31, 2026	June 30, 2025
(Dollars in thousands)

Assets

Cash and Due From Banks	$575,604	$589,804	$495,757
Federal Funds Sold	95,535	88,257	39,296
Securities Purchased under Agreements to Resell	30,702	30,743	25,433
Securities Available for Sale, at Fair Values	1,041,133	1,045,817	926,450
Mortgage Loans Held for Sale	2,838	480	677
Loans and Lease Receivable	6,659,447	6,684,263	6,047,650
Allowance for Loan Losses	(62,458)	(63,655)	(58,496)
Net Loans and Lease Receivable	6,596,989	6,620,608	5,989,154
Premises and Equipment, Net	88,925	88,421	79,007
Accrued Interest Receivable	38,969	38,176	36,738
Other Equity Securities	51,302	40,047	48,736
Other Real Estate Owned	25,109	20,898	1,473
Cash Value of Life Insurance	139,169	132,682	118,707
Deferred Taxes, Net	21,561	22,959	25,222
Goodwill	135,222	133,564	121,146
Core Deposit and Customer Intangibles	33,267	29,409	15,775
Other Assets	27,181	24,943	24,723

Total Assets	$8,903,506	$8,906,808	$7,948,294

Liabilities

Deposits
Noninterest-Bearing	$1,583,562	$1,575,086	$1,410,708
Interest-Bearing	5,651,994	5,889,863	5,008,943
Total Deposits	7,235,556	7,464,949	6,419,651

Securities Sold Under Agreements to Repurchase	24,442	21,594	22,557
Federal Home Loan Bank Borrowings	442,494	260,792	492,946
Subordinated Debt	114,250	92,472	92,645
Subordinated Debt - Trust Preferred Securities	9,678	9,666	5,000
Accrued Interest Payable	3,774	3,692	4,829
Other Liabilities	64,735	62,467	62,226

Total Liabilities	7,894,929	7,915,632	7,099,854

Shareholders' Equity

Preferred Stock	71,930	71,930	71,930
Common Stock	32,536	32,625	29,603
Additional Paid-In Capital	578,087	580,640	502,046
Retained Earnings	361,846	343,890	292,629
Accumulated Other Comprehensive Loss	(35,822)	(37,909)	(47,768)

Total Shareholders' Equity	1,008,577	991,176	848,440

Total Liabilities and Shareholders' Equity	$8,903,506	$8,906,808	$7,948,294
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Business First Bancshares, Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
(Dollars in thousands, except per share data)

Interest Income:
Interest and Fees on Loans	$111,780	$109,146	$104,028	$220,926	$207,020
Interest and Dividends on Securities	9,104	8,462	6,906	17,566	13,520
Interest on Federal Funds Sold and Due From Banks	4,766	4,886	3,916	9,652	8,003
Total Interest Income	125,650	122,494	114,850	248,144	228,543

Interest Expense:
Interest on Deposits	41,251	42,758	41,546	84,009	83,985
Interest on Borrowings	6,555	4,541	6,262	11,096	11,533
Total Interest Expense	47,806	47,299	47,808	95,105	95,518

Net Interest Income	77,844	75,195	67,042	153,039	133,025

Provision for Credit Losses	1,991	2,278	2,225	4,269	5,037

Net Interest Income After Provision for Credit Losses	75,853	72,917	64,817	148,770	127,988

Other Income:
Service Charges on Deposit Accounts	3,197	3,142	2,633	6,339	5,493
Gain (Loss) on Sales of Securities	(6)	80	(47)	74	(48)
Gain on Sales of Loans	1,583	1,341	781	2,924	2,037
Other Income	9,193	9,487	11,048	18,680	20,159
Total Other Income	13,967	14,050	14,415	28,017	27,641

Other Expenses:
Salaries and Employee Benefits	33,120	33,039	28,317	66,159	57,814
Occupancy and Equipment Expense	8,279	8,122	7,162	16,401	14,518
Merger and Conversion-Related Expense	303	1,377	210	1,680	460
Other Expenses	17,823	14,933	15,517	32,756	28,992
Total Other Expenses	59,525	57,471	51,206	116,996	101,784

Income Before Income Taxes	30,295	29,496	28,026	59,791	53,845

Provision for Income Taxes	6,120	5,932	5,923	12,052	11,199

Net Income	24,175	23,564	22,103	47,739	42,646

Preferred Stock Dividends	1,350	1,350	1,350	2,700	2,700

Net Income Available to Common Shareholders	$22,825	$22,214	$20,753	$45,039	$39,946
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Business First Bancshares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	June 30, 2026			March 31, 2026			June 30, 2025
(Dollars in thousands)	Average Outstanding Balance	Interest Earned / Interest Paid	Average Yield / Rate	Average Outstanding Balance	Interest Earned / Interest Paid	Average Yield / Rate	Average Outstanding Balance	Interest Earned / Interest Paid	Average Yield / Rate

Assets

Interest-Earning Assets:
Total Loans	$6,757,776	$111,780	6.63%	$6,698,261	$109,146	6.61%	$5,995,490	$104,028	6.96%
Securities	1,068,191	9,104	3.42	1,065,447	8,462	3.22	937,099	6,906	2.96
Securities Purchased under Agreements to Resell	30,683	335	4.38	26,657	302	4.59	31,172	401	5.16
Interest-Bearing Deposit in Other Banks	509,177	4,431	3.49	558,468	4,584	3.33	336,138	3,515	4.19
Total Interest-Earning Assets	$8,365,827	$125,650	6.02%	$8,348,833	$122,494	5.95%	$7,299,899	$114,850	6.31%
Allowance for Loan Losses	(63,280)			(60,553)			(56,934)
Noninterest-Earning Assets	614,407			605,139			548,406
Total Assets	$8,916,954	$125,650		$8,893,419	$122,494		$7,791,371	$114,850

Liabilities and Shareholders' Equity

Interest-Bearing Liabilities:
Interest-Bearing Deposits	$5,739,241	$41,251	2.88%	$5,884,257	$42,758	2.95%	$5,029,981	$41,546	3.31%
Subordinated Debt	112,252	1,778	6.35	92,163	1,209	5.32	92,682	1,235	5.34
Subordinated Debt - Trust Preferred Securities	9,670	178	7.40	11,671	165	5.73	5,000	100	8.02
Advances from Federal Home Loan Bank (FHLB)	441,012	4,457	4.05	297,588	3,038	4.14	447,271	4,793	4.30
Other Borrowings	22,206	142	2.58	20,030	129	2.61	20,514	134	2.62
Total Interest-Bearing Liabilities	$6,324,381	$47,806	3.03%	$6,305,709	$47,299	3.04%	$5,595,448	$47,808	3.43%

Noninterest-Bearing Liabilities:
Noninterest-Bearing Deposits	$1,518,400			$1,521,252			$1,292,262
Other Liabilities	71,223			72,491			65,847
Total Noninterest-Bearing Liabilities	$1,589,623			$1,593,743			$1,358,109
Shareholders' Equity:
Common Shareholders' Equity	931,020			922,037			765,884
Preferred Equity	71,930			71,930			71,930
Total Shareholders' Equity	$1,002,950			$993,967			$837,814
Total Liabilities and Shareholders' Equity	$8,916,954			$8,893,419			$7,791,371

Net Interest Spread			2.99%			2.91%			2.88%
Net Interest Income		$77,844			$75,195			$67,042
Net Interest Margin			3.73%			3.65%			3.68%

Overall Cost of Funds			2.44%			2.45%			2.78%

NOTE: Average outstanding balances are determined utilizing daily averages and an actual day count convention.
b1BANK.com

Business First Bancshares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Six Months Ended
	June 30, 2026			June 30, 2025
(Dollars in thousands)	Average Outstanding Balance	Interest Earned / Interest Paid	Average Yield / Rate	Average Outstanding Balance	Interest Earned / Interest Paid	Average Yield / Rate

Assets

Interest-Earning Assets:
Total Loans	$6,728,183	$220,926	6.62%	$5,983,870	$207,020	6.98%
Securities	1,066,827	17,566	3.32	930,930	13,520	2.93
Securities Purchased under Agreements to Resell	28,681	637	4.48	40,950	1,052	5.18
Interest-Bearing Deposit in Other Banks	533,687	9,015	3.41	326,000	6,951	4.30
Total Interest-Earning Assets	8,357,378	248,144	5.99	7,281,750	228,543	6.33
Allowance for Loan Losses	(61,924)			(55,829)
Noninterest-Earning Assets	609,797			545,367
Total Assets	$8,905,251	$248,144		$7,771,288	$228,543

Liabilities and Shareholders' Equity

Interest-Bearing Liabilities:
Interest-Bearing Deposits	$5,811,348	$84,009	2.92	$5,085,431	$83,985	3.33
Subordinated Debt	102,263	2,998	5.91	94,954	2,497	5.30
Subordinated Debt - Trust Preferred Securities	10,665	332	6.27	5,000	199	8.03
Advances from Federal Home Loan Bank (FHLB)	369,696	7,495	4.09	404,917	8,589	4.28
Other Borrowings	21,124	271	2.59	19,424	248	2.57
Total Interest-Bearing Liabilities	$6,315,096	$95,105	3.04%	$5,609,726	$95,518	3.43%

Noninterest-Bearing Liabilities:
Noninterest-Bearing Deposits	$1,519,818			$1,268,659
Other Liabilities	71,854			66,503
Total Noninterest-Bearing Liabilities	1,591,672			1,335,162
Shareholders' Equity:
Common Shareholders' Equity	926,553			754,470
Preferred Equity	71,930			71,930
Total Shareholders' Equity	998,483			826,400
Total Liabilities and Shareholders' Equity	$8,905,251			$7,771,288

Net Interest Spread			2.95%			2.90%
Net Interest Income		$153,039			$133,025
Net Interest Margin			3.69%			3.68%

Overall Cost of Funds			2.45%			2.80%

NOTE: Average outstanding balances are determined utilizing daily averages and an actual day count convention.
b1BANK.com

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
(Dollars in thousands, except per share data)

Interest Income:
Interest income	$125,650	$122,494	$114,850	$248,144	$228,543
Core interest income	125,650	122,494	114,850	248,144	228,543

Interest Expense:
Interest expense	47,806	47,299	47,808	95,105	95,518
Core interest expense	47,806	47,299	47,808	95,105	95,518

Provision for Credit Losses: (b)
Provision for credit losses	1,991	2,278	2,225	4,269	5,037
Core provision expense	1,991	2,278	2,225	4,269	5,037

Other Income:
Other income	13,967	14,050	14,415	28,017	27,641
Gain on former bank premises and equipment	—	(28)	—	(28)	(155)
(Gain) loss on sale of securities	6	(80)	47	(74)	48
Gain on extinguishment/redemption of debt	(545)	—	—	(545)	(630)
Gain on branch sale	—	—	(3,360)	—	(3,360)
Core other income	13,428	13,942	11,102	27,370	23,544

Other Expense:
Other expense	59,525	57,471	51,206	116,996	101,784
Acquisition-related expenses (2)	(1,169)	(2,227)	(570)	(3,396)	(1,249)
Core conversion expenses	—	—	(1,008)	—	(1,224)
Core other expense	58,356	55,244	49,628	113,600	99,311

Pre-Tax Income: (a)
Pre-tax income	30,295	29,496	28,026	59,791	53,845
Gain on former bank premises and equipment	—	(28)	—	(28)	(155)
(Gain) loss on sale of securities	6	(80)	47	(74)	48
Gain on extinguishment/redemption of debt	(545)	—	—	(545)	(630)
Gain on branch sale	—	—	(3,360)	—	(3,360)
Acquisition-related expenses (2)	1,169	2,227	570	3,396	1,249
Core conversion expenses	—	—	1,008	—	1,224
Core pre-tax income	30,925	31,615	26,291	62,540	52,221

Provision for Income Taxes: (1)
Provision for income taxes	6,120	5,932	5,923	12,052	11,199
Tax on gain on former bank premises and equipment	—	(6)	—	(6)	(33)
Tax on (gain) loss on sale of securities	1	(17)	10	(16)	10
Tax on gain on extinguishment/redemption of debt	(115)	—	—	(115)	(133)
Tax on gain on branch sale	—	—	(833)	—	(833)
Tax on acquisition-related expenses (2)	239	319	103	558	246
Tax on core conversion expenses	—	—	213	—	259
Core provision for income taxes	6,245	6,228	5,416	12,473	10,715

Preferred Dividends:
Preferred dividends	1,350	1,350	1,350	2,700	2,700
Core preferred dividends	$1,350	$1,350	$1,350	$2,700	$2,700
b1BANK.com

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
(Dollars in thousands, except per share data)

Net Income Available to Common Shareholders:
Net income available to common shareholders	$22,825	$22,214	$20,753	$45,039	$39,946
Gain on former bank premises and equipment, net of tax	—	(22)	—	(22)	(122)
(Gain) loss on sale of securities, net of tax	5	(63)	37	(58)	38
Gain on extinguishment/redemption of debt, net of tax	(430)	—	—	(430)	(497)
Gain on branch sale, net of tax	—	—	(2,527)	—	(2,527)
Acquisition-related expenses (2), net of tax	930	1,908	467	2,838	1,003
Core conversion expenses, net of tax	—	—	795	—	965
Core net income available to common shareholders	23,330	24,037	19,525	47,367	38,806

Pre-tax, pre-provision earnings available to common shareholders (a+b)(3)	32,286	31,774	30,251	64,060	58,882
Gain on former bank premises and equipment	—	(28)	—	(28)	(155)
(Gain) loss on sale of securities	6	(80)	47	(74)	48
Gain on extinguishment/redemption of debt	(545)	—	—	(545)	(630)
Gain on branch sale	—	—	(3,360)	—	(3,360)
Acquisition-related expenses (2)	1,169	2,227	570	3,396	1,249
Core conversion expenses	—	—	1,008	—	1,224
Core pre-tax, pre-provision earnings	$32,916	$33,893	$28,516	$66,809	$57,258

Average Diluted Common Shares Outstanding	32,763,608	32,785,554	29,586,975	32,778,199	29,500,061

Diluted Earnings Per Common Share:
Diluted earnings per common share	$0.70	$0.68	$0.70	$1.37	$1.35
Gain on former bank premises and equipment, net of tax	—	—	—	—	—
(Gain) loss on sale of securities, net of tax	—	—	—	—	—
Gain on extinguishment/redemption of debt, net of tax	(0.01)	—	—	(0.01)	(0.02)
Gain on branch sale, net of tax	—	—	(0.09)	—	(0.09)
Acquisition-related expenses (2), net of tax	0.02	0.05	0.02	0.09	0.04
Core conversion expenses, net of tax	—	—	0.03	—	0.03
Core diluted earnings per common share	$0.71	$0.73	$0.66	$1.45	$1.31

Pre-tax, pre-provision profit diluted earnings per common share	$0.99	$0.97	$1.02	$1.95	$2.00
Gain on former bank premises and equipment	—	—	—	—	(0.01)
(Gain) loss on sale of securities	—	—	—	—	—
Gain on extinguishment/redemption of debt	(0.02)	—	—	(0.02)	(0.02)
Gain on branch sale	—	—	(0.11)	—	(0.11)
Acquisition-related expenses (2)	0.04	0.06	0.02	0.10	0.04
Core conversion expenses	—	—	0.03	—	0.04
Core pre-tax, pre-provision diluted earnings per common share	$1.01	$1.03	$0.96	$2.03	$1.94

(1) Tax rates, exclusive of certain nondeductible merger-related expenses and goodwill, utilized were 21.129% for 2026 and 2025. These rates approximated the marginal tax rates.
(2) Includes merger and conversion-related expenses and salary and employee benefits.
(3) Before preferred dividends.
b1BANK.com

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	June 30, 2026	March 31, 2026	June 30, 2025
(Dollars in thousands, except per share data)

Total Shareholders' (Common) Equity:
Total shareholders' equity	$1,008,577	$991,176	$848,440
Preferred stock	(71,930)	(71,930)	(71,930)
Total common shareholders' equity	936,647	919,246	776,510
Goodwill	(135,222)	(133,564)	(121,146)
Core deposit and customer intangible	(33,267)	(29,409)	(15,775)
Total tangible common equity	$768,158	$756,273	$639,589

Total Assets:
Total assets	$8,903,506	$8,906,808	$7,948,294
Goodwill	(135,222)	(133,564)	(121,146)
Core deposit and customer intangible	(33,267)	(29,409)	(15,775)
Total tangible assets	$8,735,017	$8,743,835	$7,811,373

Common shares outstanding	32,535,659	32,624,887	29,602,970

Book value per common share	$28.79	$28.18	$26.23
Tangible book value per common share	$23.61	$23.18	$21.61
Common equity to total assets	10.52%	10.32%	9.77%
Tangible common equity to tangible assets	8.79%	8.65%	8.19%
b1BANK.com

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
(Dollars in thousands, except per share data)

Total Quarterly Average Assets	$8,916,954	$8,893,419	$7,791,371	$8,905,251	$7,771,288
Total Quarterly Average Common Equity	931,020	922,037	765,884	926,553	754,470

Net Income Available to Common Shareholders:
Net income available to common shareholders	$22,825	$22,214	$20,753	$45,039	$39,946
Gain on former bank premises and equipment, net of tax	—	(22)	—	(22)	(122)
(Gain) loss on sale of securities, net of tax	5	(63)	37	(58)	38
Gain on extinguishment/redemption of debt, net of tax	(430)	—	—	(430)	(497)
Gain on branch sale, net of tax	—	—	(2,527)	—	(2,527)
Acquisition-related expenses, net of tax	930	1,908	467	2,838	1,003
Core conversion expenses, net of tax	—	—	795	—	965
Core net income available to common shareholders	$23,330	$24,037	$19,525	$47,367	$38,806

Return to common shareholders on average assets (annualized) (2)	1.03%	1.01%	1.07%	1.02%	1.04%
Core return on average assets (annualized) (2)	1.05	1.10	1.01	1.07%	1.01%
Return to common shareholders on average common equity (annualized) (2)	9.83	9.77	10.87	9.80%	10.68%
Core return on average common equity (annualized) (2)	10.05	10.57	10.23	10.31%	10.37%

Interest Income:
Interest income	$125,650	$122,494	$114,850	248,144	228,543
Core interest income	125,650	122,494	114,850	248,144	228,543
Interest Expense:
Interest expense	47,806	47,299	47,808	95,105	95,518
Core interest expense	47,806	47,299	47,808	95,105	95,518
Other Income:
Other income	13,967	14,050	14,415	28,017	27,641
Gain on former bank premises and equipment	—	(28)	—	(28)	(155)
(Gain) loss on sale of securities	6	(80)	47	(74)	48
Gain on extinguishment/redemption of debt	(545)	—	—	(545)	(630)
Gain on branch sale	—	—	(3,360)	—	(3,360)
Core other income	13,428	13,942	11,102	27,370	23,544

Other Expense:
Other expense	59,525	57,471	51,206	116,996	101,784
Acquisition-related expenses	(1,169)	(2,227)	(570)	(3,396)	(1,249)
Core conversion expenses	—	—	(1,008)	—	(1,224)
Core other expense	$58,356	$55,244	$49,628	$113,600	$99,311

Efficiency Ratio:
Other expense (a)	$59,525	$57,471	$51,206	$116,996	$101,784
Core other expense (c)	58,356	55,244	49,628	113,600	99,311
Net interest and other income (1) (b)	91,817	89,165	81,504	180,982	160,714
Core net interest and other income (1) (d)	91,272	89,137	78,144	180,409	156,569
Efficiency ratio (a/b)	64.83%	64.45%	62.83%	64.65%	63.33%
Core efficiency ratio (c/d)	63.94	61.98	63.51	62.97	63.43

Total Average Interest-Earnings Assets	$8,365,827	$8,348,833	$7,299,899	$8,357,378	$7,281,750
b1BANK.com

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
(Dollars in thousands, except per share data)

Net Interest Income:
Net interest income	$77,844	$75,195	$67,042	$153,039	$133,025
Loan discount accretion	(995)	(1,138)	(767)	(2,133)	(1,560)
Net interest income excluding loan discount accretion	$76,849	$74,057	$66,275	$150,906	$131,465

Net interest margin (2)	3.73%	3.65%	3.68%	3.69%	3.68%
Net interest margin excluding loan discount accretion (2)	3.68	3.60	3.64	3.64	3.64
Net interest spread (2)	2.99	2.91	2.88	2.95	2.90
Net interest spread excluding loan discount accretion (2)	2.94	2.85	2.84	2.90	2.85

(1) Excludes gains/losses on sales of securities.
(2) Calculated utilizing an actual day count convention.

b1BANK.com